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                                                                  EXHIBIT 23.1


                [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001 relating to the consolidated financial statements, which appears in UTStarcom Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 24, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Francisco, CA
May 3, 2001